EXHIBIT 23.2

CONSENT OF NATHAN ASSOCIATES INC.

Nathan Associates Inc. (“Nathan”) consents to being named in Ampco-Pittsburgh Corporation’s Annual Report (“Form 10-K”) for the year ended December 31, 2019 in the form and context in which Nathan is named and to the incorporation by reference of the Form 10-K in Registration Statement No. 333-222626 on Form S-3, and Registration Statements Nos. 333-152803, 333-174269 and 333-211242 on Form S-8.

/s/ Nathan Associates Inc.

Nathan Associates Inc.

March 16, 2020